CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

OFI Funds Trust:

We consent to the use in this Registration Statement of OFI Pictet Global Environmental Solutions Fund, a series of OFI Funds Trust, of our report, dated December 13, 2017, included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

December 13, 2017